UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

April 13, 2005

(Date of earliest event reported)

RAYOVAC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 829-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 13, 2005, Rayovac Corporation, a Wisconsin corporation (the “Company”) entered into a Separation Agreement and Release (the “Separation Agreement”) with Lester Lee under which Mr. Lee resigned from his position as President, Rayovac—North America, effective April 15, 2005.

Under the terms of the Separation Agreement, Mr. Lee will receive payments totaling $2,407,312, less all appropriate withholdings and deductions, to be paid between November 1, 2005 and April 1, 2007 as set forth in the Separation Agreement. Mr. Lee will forfeit any and all shares of restricted stock of the Company for which the restrictions had not lapsed as of April 15, 2005.

Mr. Lee is also entitled to receive (i) a payment equal to the value of his unused vacation; (ii) certain health insurance, life insurance, and disability insurance benefits for a period of 24 months; and (iii) certain other benefits, including the use of a vehicle owned by the Company for a specified period of time.

Mr. Lee will continue to be subject to certain specified provisions of his Amended and Restated Employment dated January 1, 2004 (the “Employment Agreement”). In particular, for a period of one year following his resignation, Mr. Lee shall not provide services of the same or similar kind that he provides to the Company, have a significant financial interest in any competitor of the Company, or solicit any of the Company’s customers or employees. In addition, Mr. Lee shall not use or disclose any of the Company’s trade secrets for a period of five years following his resignation or use or disclose any other confidential information of the Company for a period of three years following his resignation.

The Separation Agreement supercedes all prior agreements between the Company and Mr. Lee concerning Mr. Lee’s employment with the Company, except as described above. A copy of the Separation Agreement is attached hereto as Exhibit 10.1.

Item 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As described in Item 1.01 above, pursuant to the Separation Agreement, all provisions of the Employment Agreement were terminated, with the exception of certain specified provisions as described above. Under the Employment Agreement, Mr. Lee received a base salary of $375,000 per annum, was eligible to receive an annual bonus based on 75% of his base salary, and was also entitled to participate in the Company’s equity-based compensation plans. The Employment Agreement had an initial term that would have expired December 31, 2006 and, following the initial term, would have been automatically renewed for success one-year periods unless terminated earlier upon at least 90 days’ written notice by either Mr. Lee or the Company.

The Employment Agreement also provided generally that upon the Company’s termination of the Mr. Lee’s employment without “cause” (as defined in the Employment Agreement) or for death or disability, the Company would pay Mr. Lee or his estate two times the executive officer’s base salary and annual bonus. The Employment Agreement also included noncompetition, nonsolicitiation and confidentiality obligations on the part of Mr. Lee, which obligations will continue after Mr. Lee’s resignation, as described in Item 1.01 above.

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Item 8.01. OTHER EVENTS.

On April 14, 2005, the Company issued a press release announcing Mr. Lee’s resignation. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Release between the Company and Lester Lee dated April 13, 2005.

99.1	Press Release dated April 14, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2005	RAYOVAC CORPORATION

	By:	/s/ Randall J. Steward
	Name:	Randall J. Steward
	Title:	Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Release between the Company and Lester Lee dated April 13, 2005.

99.1	Press Release dated April 14, 2005.

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